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                                                                     EXHIBIT 5.1

                   [Advokatfirmaet O. Bondo Svane Letterhead]




                                 April 1, 1997




Olicom A/S
Nybrovej 114
DK-2800 Lyngby

Ladies and Gentlemen:

         We have acted as counsel to Olicom A/S, a corporation organized under the laws of the Kingdom of Denmark (the "Company"), in connection with the Company's registration statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the exchange of up to 3,805,647 common shares in the Company, nominal value DKK 0.25 per share (the "Shares"), and up to 1,093,285 Warrants to purchase Shares ("Warrants"), for shares of common stock, par value USD $0.01 per share, in CrossComm Corporation, a Delaware corporation ("CrossComm"), in connection with the merger of CrossComm with and into a wholly-owned subsidiary of the Company. Terms defined in the Registration Statement shall have the same meaning herein as therein.

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, and assuming (a) that the Company's Board of Directors duly approves the issuance of the Shares, the issuance of the Warrants, and the assumption of the options as described in the Registration Statement, and (b) that the capital increase in respect of the Shares and Warrants has been registered by the Danish Commerce and Companies Agency, and subject to the other assumptions and limitations herein set forth, we are of the opinion that upon the issuance by the Company of the Shares and Warrants as described in the Registration Statement, the Shares and the Warrants will be validly issued, fully paid and nonassessable.
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         This opinion is limited in all respects to the Companies Act of the
Kingdom of Denmark, and no opinion is expressed with respect to the laws of any other jurisdiction.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Matters" and to our firm's advice under the caption "Enforcement of Civil Liabilities" in the Joint Proxy Statement/Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                               Yours sincerely,
                          Advokatfirmaet O. Bondo Svane

              /s/ Eric Korre Horten            /s/ Jacob Bier





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